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                                                                   EXHIBIT 10.33


                                LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into as of December 29, 2000, by and between ACCUMED INTERNATIONAL, INC., a Delaware corporation, with a business address at 920 North Franklin Street, Suite 402, Chicago, IL 60610 ("AccuMed"), MONOGEN, INC., a Nevada corporation, with a business address at 6 Taft Court, Suite 150, Rockville, MD 20850 ("MonoGen"), and AMPERSAND MEDICAL CORP., a Delaware corporation, with a business address at 414 North Orleans Street, Suite 510, Chicago, IL 60610 ("Ampersand").

                                    RECITALS

     A. AccuMed has developed a portfolio of intellectual property in the area of (1) computer-aided microscopy, (2) quantitative microscopy systems, (3) automated cytometry, and (4) disease detection, screening, diagnosis, prognosis, and therapeutic monitoring using cytometric instruments and methods.

     B. MonoGen is engaged in the research and development as well as the commercialization of medical devices, products, and services.

     C. MonoGen wishes to license from AccuMed, and AccuMed wishes to license to MonoGen, all such intellectual property, limited to the Field of Use (as defined herein), on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth below, and other valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

     1. Definitions. In this Agreement, the following terms shall have the following meanings:

          "AccuMed Intellectual Property Rights" shall mean any and all intellectual property rights, patent rights, copyrights, trademarks, trade secrets, information, and know-how, now or hereafter owned by, licensed to, or controlled by AccuMed or any Affiliate thereof, including without limitation AccuMed Patent Rights, AccuMed Technical Information, and AccuMed Trademarks.

          "AccuMed Patent Rights" shall mean: the U.S. and other patents listed in Exhibit A hereto; the U.S. and other patents that issue from the U.S. and other patent applications listed in Exhibit A hereto; all other patents and patent applications owned by, licensed to, or controlled by AccuMed or any Affiliate thereof, on the date hereof; all patents that issue from applications claiming the priority of any of the foregoing patents or patent applications; all continuations,


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continuations-in-part, divisionals, re-examinations, reissues and extensions of any of the foregoing; and all counterparts of any of the foregoing.

          "AccuMed Technical Information" shall mean any and all trade secrets, information, and know-how, now or hereafter owned by, licensed to, or controlled by AccuMed or any Affiliate thereof, including without limitation any and all software, tools, modules, products, and documentation relating to and updates to the foregoing (all in both object and source code form), compositions, ideas, formulas, inventions (whether patentable or not, and whether or not reduced to practice), methods, processes, products, techniques, clinical data and reports, technical data and know-how, testing data and specifications, invention records, research records and reports, development reports, experimental and engineering reports, pilot and other product designs, models, prototypes and specifications, production designs and specifications, raw material specifications, quality control reports and specifications, drawings, blueprints and photographs, models, tools and parts, manufacturing and production processes and techniques, and marketing data, reports and studies.

          "AccuMed Trademarks" shall mean the trademarks, trade names, marks, and other similar items listed in Exhibit B hereto.

          "Affiliate" shall mean any corporation, limited liability company, partnership, or other business entity controlled by, controlling, or under common control with, the recited entity. "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of the voting power of, or fifty percent (50%) or more of the equity interest in, such business entity. Notwithstanding the foregoing, "Affiliate" shall exclude Oncometrics Imaging Corp., a corporation continuing in the Yukon Territory, Canada.

          "Excluded Field of Use" shall mean the use of the AccuMed Intellectual Property Rights for: [***]1

          "Exclusive Field of Use" shall mean, within the Nonexclusive Field of Use, the use of AccuMed Intellectual Property Rights for [***]2 "Exclusive Field of Use" shall exclude the Excluded Field of Use.

          "Field of Use" shall mean Exclusive Field of Use and the Nonexclusive Field of Use.

          "Nonexclusive Field of Use" shall mean the use of AccuMed Intellectual Property

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         1[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
         2 [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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Rights [***]3 "Nonexclusive Field of Use" shall exclude the Excluded Field of
Use.

          "Product" shall mean any component, device, equipment, kit, instrument, method, product, or system, the making, having made, using, offering to sell, selling, exporting, and importing of which, in absence of the license granted hereunder, would infringe or misappropriate any AccuMed Intellectual Property. The parties acknowledge that "Product" shall include, without limitation, [***]4.

          "Proposed Transaction" shall mean the transaction proposed, as of the date hereof, by and between AccuMed and Ampersand, by which AccuMed and Ampersand are to engage in an acquisition, merger, consolidation, or other business combination.

     2. Grant.

          2.1. General. Subject to the terms and conditions of this Agreement, AccuMed hereby grants to MonoGen, and MonoGen hereby accepts from AccuMed, an irrevocable, worldwide, fully paid-up, and perpetual license to make, have made, use, offer to sell, sell, export, and import Products in the Field of Use, under and with respect to AccuMed Intellectual Property Rights.

          2.2. Exclusivity. The license granted by Section 2.1 hereof shall be exclusive in the Exclusive Field of Use and nonexclusive in the Nonexclusive Field of Use. If MonoGen fails to generate any revenues from the sale of Products in the Field of Use on or before the fifth anniversary of this Agreement, such license shall become, as of such fifth anniversary, nonexclusive also in the Exclusive Field of Use.

          2.3. License Fee. In consideration of the license granted hereunder, MonoGen shall pay to AccuMed a license fee of [***]5 of which shall be paid immediately following the

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         3 [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
         4 [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
         5 [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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execution of this Agreement, [***]6 on or before [***]7 before [***]8 before
[***]9 as set forth in a Promissory Note signed by MonoGen for the benefit of AccuMed (the "Note"). MonoGen shall make the foregoing payments pursuant to written wiring instructions received from AccuMed.

     3. Term and Termination.

          3.1. Term. The term of this Agreement and the license granted hereunder shall commence on the date hereof and, unless terminated earlier pursuant to this Section 3, shall continue in perpetuity.

          3.2. Termination Upon Default. AccuMed and MonoGen each may terminate this Agreement upon the breach by the other party of a material obligation hereunder, which breach is not cured by the defaulting party within thirty (30) days of written notice by the nondefaulting party. Notwithstanding the foregoing, if AccuMed declares, in accordance with the Note, that the entire unpaid balance of the Note is immediately due and payable, and if MonoGen fails to pay such balance within five (5) business days of MonoGen's receipt of Accumed's written notice declaring such balance immediately due and payable, AccuMed may terminate this Agreement by prior written notice to MonoGen of three
(3) business days.

          3.3. Termination by MonoGen. MonoGen may terminate this Agreement as to any country or countries by prior written notice to AccuMed of thirty (30) days, provided, however, that MonoGen shall not be relieved of its obligations under Section 2.3 hereof.

          3.4. Effect of AccuMed's Bankruptcy. In the event that AccuMed shall declare or be declared bankrupt, MonoGen may terminate this Agreement. All rights and licenses granted under or pursuant to this Agreement by MonoGen or AccuMed are, and otherwise shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that MonoGen shall retain and may exercise fully all of its rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against AccuMed under the U.S. Bankruptcy Code, MonoGen shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property and all embodiments of such intellectual property, and the same, if not already in


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         6 [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
         7 [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
         8 [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
         9 [***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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MonoGen's possession, promptly shall be delivered to MonoGen (a) upon any such commencement of a bankruptcy proceeding, upon MonoGen's written request therefore, unless AccuMed (or a trustee on behalf of AccuMed) elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of AccuMed, upon written request therefore by MonoGen. In the event that MonoGen elects to terminate this Agreement pursuant to this Section 3.4, all rights and obligations hereunder shall terminate, provided however, MonoGen shall retain all licenses granted hereunder to AccuMed Intellectual Property Rights.

     4. AccuMed Intellectual Property Rights.

          4.1. Intellectual Property Records. On or before January 31, 2001,, AccuMed shall provide MonoGen with copies of all documents and materials pertaining to AccuMed Intellectual Property Rights then existing. Thereafter, AccuMed promptly shall provide MonoGen with copies of all documents and materials pertaining to AccuMed Intellectual Property Rights acquired or obtained by AccuMed during the term of this Agreement. Notwithstanding the foregoing, AccuMed shall not be required to provide MonoGen with copies of opinions of counsel pertaining to AccuMed Intellectual Property Rights

          4.2. Patent Prosecution. At its expense and direction, AccuMed shall prepare, file, prosecute, maintain, and/or defend the AccuMed Patent Rights. AccuMed shall provide MonoGen with a reasonable opportunity to review and comment on, and to propose claim language for, any papers pertaining to proposed applications, responses, interferences, and oppositions before the filing thereof by AccuMed with any national, regional, or international patent office. With respect to the foregoing, if MonoGen concludes, in good faith, that taking any specific action(s) or failing to take any specific action(s) likely would have a material adverse effect on MonoGen's ability to commercialize the AccuMed Patent Rights or to commercialize a particular Product hereunder, and if MonoGen timely provides AccuMed written notice thereof, AccuMed shall not either take such specific action(s) or fail to take such specific action(s) without MonoGen's prior written consent (which consent shall not be unreasonably withheld), provided, however, that AccuMed shall remain able to fulfill its obligations to third parties under licenses existing on the date hereof. AccuMed shall retain outside counsel mutually acceptable to MonoGen to fulfill AccuMed's obligations under this Section 4.2. AccuMed and MonoGen acknowledge that, as of the date hereof, the law firm of McDonnell Boehnen Hulbert & Berghoff constitutes mutually acceptable counsel.

          4.3. Abandonment of Patents or Applications. AccuMed shall be free, at any time, to elect not to proceed with and/or to abandon the preparation, filing, prosecution, maintenance or defense of any patent application or patent within the AccuMed Patent Rights, provided that AccuMed shall provide MonoGen written notice of such intention at least thirty (30) days before a final due date which would result in the abandonment or bar of patentability of such patent or patent application. In such case, MonoGen, at its option, and upon written notice to AccuMed, may continue prosecution or maintenance, at its own expense, of such patent or patent application, and AccuMed promptly shall assign and transfer to MonoGen all of its right, title, and


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interest in and to such patent or patent application.

          4.4. Infringement. If AccuMed or MonoGen learns, at any time, of any infringement or misappropriation or threatened infringement or misappropriation of any AccuMed Intellectual Property Right, such party promptly shall give written notice to the other party of any such infringement or misappropriation. Determination of the course of action then to be taken shall be based upon consultation between the parties. If any such infringement or misappropriation occurs on a commercial scale in the United States, Canada, European Union, Japan, China, or Australia, then, subject to any legal advice to the contrary, the parties agree that steps will be taken to end such infringement or misappropriation, including the initiation of legal proceedings.

               If AccuMed and MonoGen wish to institute a legal action or proceeding against an infringer or misappropriator, then the parties shall do so jointly and shall share equally the costs of any such action or proceeding and any damages awarded as a result of any such action or proceeding.

               If either AccuMed or MonoGen (but not the other party) wishes to institute a legal action or proceeding, the party so wishing to commence an action or proceeding can do so upon supplying to the other party a document setting out its obligations to pay all costs of and incidental to such action or proceeding, and to indemnify the other party against all such costs and all liabilities which might be incurred as a result of any such action or proceeding. The other party agrees to lend its name to the action or proceeding and to render all reasonable assistance on technical matters relating to such action or proceeding.

               Notwithstanding the foregoing, if the validity of any AccuMed Patent Right is placed in issue in any such action or proceeding, AccuMed, at its expense, shall defend such issue.

          4.5. Notices. MonoGen shall cause an appropriate trademark notice to be affixed to or imprinted adjacent to each use of an AccuMed Trademark. AccuMed agrees that MonoGen may use its own trademark, trade name, or mark in connection with the sale of Products. MonoGen also shall cause an appropriate copyright notice in the name of AccuMed to appear on all copyrighted materials licensed to MonoGen hereunder.

          4.6. Escrow. On or before January 31, 2001, AccuMed, at its own expense, shall deposit, into escrow, with a nonaffiliated third party, and in a form, reasonably acceptable to MonoGen, copies of all documentation and material, in whatever format or medium, evidencing AccuMed Intellectual Property Rights. AccuMed shall place in escrow at least the documentation and material listed in Exhibit C hereto. AccuMed shall provide MonoGen with a list of all documentation and material placed in escrow. The terms of the escrow, which shall be subject to MonoGen's approval, shall provide that, in the event of the commencement of a bankruptcy proceeding by or against AccuMed under the U.S. Bankruptcy Code, or of similar dissolution, insolvency, reorganization, or other proceeding involving the rights of creditors, MonoGen shall be entitled to receive promptly all such documentation and material placed in escrow. The parties


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acknowledge (I) that AccuMed may open the escrow jointly in its name and in the name of its wholly owned subsidiary Oncometrics Imaging Corp., and (II) that both AccuMed and the latter company may deposit, into such escrow, documentation and material.

     5. Covenants.

          5.1. Nonsolicitation. Without AccuMed's prior written consent, neither MonoGen nor any Affiliate thereof, for two (2) years from the date hereof, shall hire, offer to hire, or solicit for employment any person who, on the date hereof, was employed by AccuMed, until such person has been separated from employment by AccuMed for at least 270 days. AccuMed and Ampersand hereby consent to the employment by MonoGen of.Norman Pressman, William Mayer, Marc Friedman, and Joseph Plandowski. AccuMed hereby acknowledges and agrees that none of the foregoing individuals are subject to any limitations or restrictions on employment (such as a covenant not to compete) that would interfere with their employment by MonoGen. The parties acknowledge that, while employed by MonoGen, Mr. William Mayer, for two (2) years, may devote up to fifty percent (50%) of his working time to the provision of services to AccuMed, in exchange for the payment by AccuMed to MonoGen of a reasonable consulting fee equal to MonoGen's costs for Mr. Mayer. Without MonoGen's prior written consent, for two
(2) years from the date hereof, neither AccuMed, Ampersand, nor any Affiliate thereof shall hire, offer to hire, or solicit for employment any person who is employed by MonoGen, until such person has been separated from employment by MonoGen for at least 270 days.

          5.2. Confidentiality. No party hereto or any Affiliate thereof shall use for any purpose inconsistent with this Agreement, disclose to any person (other than to its attorneys and accountants as required by them to perform customary services to such party), or keep or make copies of any documents, tapes, discs, or programs containing any confidential and proprietary information of any other party hereto or any Affiliate thereof. Each party hereto and any Affiliate thereof shall keep such information in strictest confidence. The parties acknowledge that, subject to Section 10.1 hereof, this Agreement, along with the name of the parties hereto, the license fee required hereby, the scope of the license granted hereby (such as the definition of Field of Use), and the patents and patent applications included within the definition of Licensed Patents, constitute confidential and proprietary information of AccuMed and MonoGen and may not be used for any purpose inconsistent with this Agreement or disclosed to any person without the other's prior written consent (which consent shall not be unreasonably withheld or delayed).

          5.3. Joint Venture. In the event that the Proposed Transaction is consummated on or before June 30, 2001, MonoGen and Ampersand agree to negotiate, in good faith, a product development agreement by which [***]10

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         10 Confidential treatment has been requested for the bracketed portion.
The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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          5.4. Contract Research and Development. AccuMed and MonoGen
acknowledge that, on or before June 30, 2001, and subject to their agreement, they may enter into a contractual relationship by which MonoGen provides research and development services to AccuMed, in complementary, or at least non-competitive, areas.

     6. Representations and Warranties.

          6.1. General. Each party hereto makes the following representations and warranties to any other party hereto, each of which is true and correct on the date hereof, and shall be unaffected by any investigation heretofore or hereafter made by the other party or by any knowledge of the other party other than as disclosed specifically in an exhibit to this Agreement.

               a. Corporate. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. It is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the failure to become licensed or qualified would have a material adverse affect on it or its business as conducted now. It has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as and where such business is being conducted now, to enter into this Agreement and the other documents and instruments to be executed and delivered pursuant hereto, and to perform in full the obligations contemplated hereby and thereby.

               b. Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and the performance by it of the obligations contemplated hereby and thereby have been duly approved and authorized by it. No other or further corporate act or proceeding on its part is necessary to approve or authorize this Agreement or such other documents and instruments or the performance of such obligations. This Agreement constitutes, and when executed and delivered such other documents and instruments will constitute, valid binding agreements on its part, enforceable generally in accordance with their respective terms and conditions.

               c. No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by it pursuant hereto, nor the performance by it of the obligations contemplated hereby and thereby (I) will violate any applicable statute, law, ordinance, rule, or regulation, or any order, writ, injunction, judgment, plan, or decree of any governmental body, (II) will require any authorization, consent, approval, exemption, or other action by or notice to any governmental body, or
(III) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, claim, pledge, license, assessment, covenant, restriction, charge, or other encumbrance of any nature whatsoever upon any of its assets or properties under, any term or condition of its charter or bylaws or of any contract, commitment, understanding, arrangement, or restriction of any kind or character to which it or any Affiliate is a party or by which it or any Affiliate or any of its assets or properties may be bound or affected.


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          6.2. Intellectual Property. AccuMed makes the following
representations and warranties to MonoGen, each of which is true and correct on the date hereof, and shall be unaffected by any investigation heretofore or hereafter made by MonoGen or by any knowledge of MonoGen other than as disclosed specifically in an exhibit to this Agreement.

               a. Title. AccuMed has good and marketable title to the AccuMed Intellectual Property Rights, free and clear of all liens, security interests, claims, pledges, licenses, assessments, covenants, restrictions, charges, or other encumbrances of any nature whatsoever. AccuMed is the owner of all interest, right, and title in and to the AccuMed Intellectual Property Rights. None of the AccuMed Intellectual Property Rights to be licensed hereunder is subject to any restriction with respect to the assignability, licensability, and transferability thereof, and AccuMed has complete and unrestricted power and right to grant the license granted hereunder. Neither AccuMed nor any Affiliate thereof has any interest, right, or title in, to, or under any patent or patent application (other than the AccuMed Patent Rights) in the Field of Use.

               b. Compliance. The AccuMed Patent Rights currently are in material compliance with all legal requirements in the United States, including the payment of filing, examination, and maintenance fees. No AccuMed Patent Right has been or is now involved in any interference, reissue, reexamination, or opposition proceeding, and no such proceeding has been threatened in writing. To the knowledge of AccuMed or any Affiliate, there is no patent, patent application, printed publication, or other prior art of any person that conflicts in any material respect with any AccuMed Patent Right.

               c. Controversies. No litigation is now pending or was pending during the last two (2) years, and, to the knowledge of AccuMed or any Affiliate, no litigation has been threatened in writing during the last two (2) years (I), except as described in Exhibit D hereto, alleging that AccuMed or any Affiliate has engaged in any activity or conduct that infringes upon, misappropriates, violates, or constitutes the unauthorized use of any intellectual property rights of a third party, or (II) challenging the ownership, use, validity, or enforceability of any AccuMed Intellectual Property Right. Except as described in Exhibit D hereto, to the knowledge of AccuMed, no third party is infringing, misappropriating, violating, or using without authorization any AccuMed Intellectual Property Right, and no claims of the foregoing has been brought against any third party.

     7. Indemnification.

          7.1. General. Each party shall indemnify, defend, and hold harmless the other party against and from any claim, suit, action, damages, costs, losses, and expenses (including without limitation court costs and reasonable professional fees and disbursements) that, at any time, the other party may suffer by reason of the breach by the indemnifying party of any covenant, representation, warranty, or obligation in this Agreement.


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          7.2. Procedures. Any indemnified party hereunder shall provide the indemnifying party hereunder with prompt written notice of any action, proceeding, or claim subject to indemnification hereunder by the indemnifying party. The indemnifying party shall have the right to defend and settle, at its or his sole discretion and expense, any such action, suit, proceeding, or claim, provided, however, that the indemnifying party shall keep the indemnified party informed fully of any material developments in such action.

     8. Resolution of Disputes.

          8.1. General. Any dispute, controversy, or claim arising out of or relating to this Agreement or the license granted hereunder, the negotiations hereof, the entry hereunto, or the performance by the parties of their obligations hereunder shall be settled by binding arbitration conducted in English, in Chicago, Illinois, in accordance with the then Commercial Arbitration Rules of the American Arbitration Association, except as specifically provided otherwise in this Section. This Section shall be construed in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement.

          8.2. Arbitrators. If the matter in controversy (exclusive of professional fees and disbursements) shall appear, as at the time of the demand for arbitration, to exceed U.S. $500,000, then the panel to be appointed shall consist of three (3) neutral arbitrators. Otherwise, the panel shall consist of one (1) neutral arbitrator.

          8.3. Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and disbursements in such manner as is determined to be appropriate by the arbitrator(s).

          8.4. Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Judgment rendered by the arbitrator(s) shall be final and non-appealable.

          8.5. Confidentiality. All proceedings under this Section, and all evidence given or discovered pursuant thereto, shall be maintained in confidence by all parties and by the arbitrator(s).

          8.6. Tolling. All applicable statutes of limitation with respect to the matters specifically being arbitrated shall be tolled while the procedures in this Section are pending. The parties shall take such action, if any, required to effectuate such tolling.

          8.7. Equitable Relief. Notwithstanding anything else to the contrary in this Section 8, the parties acknowledge and agree that any breach of the obligations set forth in Sections 4.6, 5.1, and 5.2 shall result in irreparable injury to the affected party for which a remedy at law would be inadequate and that, in addition to any other relief at law which may be


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available for such breach, the affected party shall be entitled to injunctive and other equitable relief as a court may grant.

     9. Notice. All notices, requests, demands, and other communications permitted or required under this Agreement shall be given in writing and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a private courier service that provides written confirmations of receipt. If delivered personally, such communication shall be deemed given upon actual receipt. If sent by registered or certified mail, such communication shall be deemed given as of the date of delivery indicated on the return receipt. If sent by a private courier service, such communication shall be deemed given as of the date of delivery indicated on the written confirmation of receipt issued by the courier service. If the intended recipient fails or refuses to accept delivery, such communication shall be deemed given as of the date of such failure or refusal. Unless a party furnishes in writing to the other party a new address, the respective addresses of the parties to be used for any such communication are set forth at the beginning of this Agreement.

     10. Miscellaneous.

          10.1. Announcements. Both the timing and the content of all disclosures to third parties and all public announcements by any party hereto concerning this Agreement, the terms and conditions set forth herein, and the transactions contemplated hereby shall be subject to the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed) in all essential respects, provided (I) that MonoGen's prior written consent shall not be required as to any statements and other information which AccuMed is required to submit to the Securities and Exchange Commission ("SEC") or to NASDAQ, and (II) that the prior written consent of the other parties shall not be required as to any statements and other information which the disclosing party is required by law to disclose. Notwithstanding anything else to the contrary in this Section 10.1, AccuMed shall use reasonable efforts, consistent with applicable law, to avoid disclosing to the SEC, to NASDAQ, or otherwise as required by law the name of Licensee, the license fee required hereby, the specific scope of the license granted hereby (such as the definition of Field of Use), and the patents and patent applications included within the definition of Licensed Patents; and AccuMed shall provide MonoGen with prior written notice before disclosing any of the foregoing information.

          10.2. Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any prior understandings and agreements between the parties with respect to such subject matter, including the document entitled "Term Sheet: Patent and Technology License" signed by the parties.

          10.3. Waiver. The failure of any party hereto at any time to require performance by any other party hereto of any provision of this Agreement shall not affect the right of such party to require in the future performance of that or any other provision. To be effective, any


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waiver of any provision of this Agreement must be in writing, signed by the party to be bound thereby. Unless otherwise provided expressly in writing, a waiver by any party hereto of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, waiver of the provision itself, or a waiver of any right under this Agreement.

          10.4. Severability. Should any part of provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part of provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

          10.5. Assignment. Without the prior written consent of the other party (which consent shall not be withheld or delayed unreasonably), no party to this Agreement may assign, transfer, or encumber its rights hereunder or delegate its obligations hereunder to any other party, whether by act or deed, voluntarily or involuntarily, or by operation of law. Notwithstanding the foregoing, upon prior written notice to the other party, each party hereto may assign this Agreement to any Affiliate thereof or to any business entity purchasing all or substantially all of its assets, any business entity surviving in a merger involving such party hereto as a party thereto, or itself upon a change in control, provided that such Affiliate or other assignee becomes bound by the terms and conditions of this Agreement to the same extent as if it were named originally as a party hereto.

               The parties acknowledge that, as of the date hereof, AccuMed and Ampersand and its wholly owned acquisition subsidiary are contemplating the Proposed Transaction. MonoGen consents to the foregoing transaction, provided that it is consummated on or before June 30, 2001. Ampersand agrees that, if the Proposed Transaction is consummated, Ampersand and its wholly owned acquisition subsidiary shall become bound also by the obligations of AccuMed hereunder.

          10.6. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, each party to this Agreement, its Affiliates, and their respective permitted assigns and successors.

          10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois other than its choice of law principles, except that any question arising out of this Agreement as to the validity, construction, or effect of any AccuMed Patent Rights shall be decided in accordance with the patent laws of the applicable jurisdiction.

          10.8. Venue. Subject to Section 8 hereof, any action or controversy by and between the parties with respect to or relating to this Agreement shall be brought in Federal District Court in Chicago, Illinois or in the Illinois state courts of general jurisdiction in Chicago,


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

Illinois. The parties hereby submit to the jurisdiction of such courts.

          10.9. Expenses. Each party shall bear its own legal costs and expenses arising out of the negotiation, execution and delivery of this Agreement and the agreements contemplated hereby.

          10.10. Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee, or joint venture relationship between the parties. No party shall incur any debts or make any commitments for any other party hereto except to the extent, if at all, specifically provided herein.

          10.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.12. Authority to Sign. Each individual signing this Agreement on behalf of a party to this Agreement represents and warrants to the parties that he or she is duly authorized to sign this Agreement on behalf of such party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers.

ACCUMED                                     MONOGEN, INC.
INTERNATIONAL, INC.


By: /s/ PAUL F. LAVALLEE                      By: /s/ ANDRE DENIS
  ----------------------------                    ---------------------
        Paul F. Lavallee                      Andre Denis
        Chairman & CEO                        Chairman


AMPERSAND MEDICAL CORP.


By: /s/ PETER P. GOMBRICH
   ---------------------------
       Peter P. Gombrich
       Chairman & CEO





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